UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2008 (April 1, 2008)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
001-32206	Great Plains Energy Incorporated (A Missouri Corporation) 1201 Walnut Street, Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	43-1916803

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2008, Great Plains Energy Incorporated (“Great Plains Energy”), together with its indirect wholly owned subsidiary, Custom Energy Holdings, L.L.C. ("Custom Energy"), entered into a Purchase Agreement (the “Purchase Agreement”) with Direct Energy Services, LLC ("Direct Energy"), an indirect wholly owned subsidiary of Centrica plc ("Centrica").  A separate guarantee agreement was entered into by Centrica guaranteeing Direct Energy's obligations under the Purchase Agreement.  Pursuant to the Purchase Agreement, Custom Energy agreed to sell, subject to the terms and conditions set forth in the Purchase Agreement, all of the issued and outstanding membership interests of its wholly owned subsidiary, Strategic Energy, L.L.C. ("Strategic Energy"), to Direct Energy for an aggregate purchase price of $300,000,000 in cash, subject to an adjustment based on changes in working capital as reflected in the level of Strategic Energy's working capital (as defined in the Purchase Agreement) as of the last business day of the month preceding the closing. Pursuant to the Purchase Agreement, the Purchaser has agreed to use its reasonable best efforts to replace any letters of credit and/or guarantees currently being provided by Great Plains Energy for Strategic Energy and to indemnify Great Plains Energy for any losses arising as a result of any such arrangements continuing for any post-closing period. The Purchase Agreement also provides for Great Plains Energy to retain responsibility, indirectly, for certain pre-closing obligations to Strategic Energy employees.  The closing of the transaction is subject to a number of conditions, including, among others, approval of the transaction by the Federal Energy Regulatory Commission, expiration or termination of waiting period under the Hart-Scott-Rodino Act and satisfactory completion of the review of the transaction under Exon-Florio. Either party may terminate the Purchase Agreement if the transaction has not been consummated by the 4 month anniversary of the date of the Purchase Agreement, subject to a 2 month extension, if necessary, to obtain regulatory approval. The Purchase Agreement also includes various representations, warranties, other covenants, indemnification and other provisions customary for a transaction of this nature.

The foregoing is a summary of the material provisions of the Purchase Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to such document, which is incorporated by reference in its entirety herein and a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01 Other Events.

On April 2, 2008, Great Plains Energy issued a press release announcing the execution of the Purchase Agreement and the transactions contemplated by the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Purchase Agreement, dated as of April 1, 2008, by and among Custom Energy Holdings, L.L.C., Direct Energy Services, LLC and Great Plains Energy Incorporated. *

99.1	Press release dated April 2, 2008.

*           The disclosure letters delivered concurrently with this agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such disclosure letters to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

By: /s/ Mark G. English
Mark G. English
General Counsel and Assistant Secretary

Date: April 2, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement, dated as of April 1, 2008, by and among Custom Energy Holdings, L.L.C., Direct Energy Services, LLC and Great Plains Energy Incorporated.
99.1	Press release dated April 2, 2008.